Exhibit 10.3

Electroloan contract

(Special electronic contract for zhizhenbusiness)

Zheshang Bank CZBANK

(20507000) Zheshang Silver net borrow word (2023) no. 04287

Borrower: (full name) Zhejiang Zhongchai Machinery Co., LTD

Lender: (full name) Zheshang Bank Co., Ltd., Shaoxing Xinchang Branch

According to the relevant national laws, regulations and rules and the borrower and the lender signed the number (20507000) (2023) no. 03960 “the zhizhen loan agreement”, the loan parties agreed through consultation, hereby conclude this contract.

Article 1 The types of loan under this contract are: working capital loan

Article 2 The purpose of the loan under this contract is to purchase raw materials

Article 3 Amount and term of the loan

(I) The currency of the loan under this contract is RMB, and the amount is (in words) nine million and six hundred thousand yuan only.

(Ii) The term of the loan under this contract is from July 24, 2023 to July 22, 2024. If the repayment is made in installments, the repayment plan is detailed in the Repayment Schedule.

Article 4 Interest rate and interest rate of the loan

The interest rate of loans under this Agreement shall be the comprehensive interest rate(Negotiated interest rate / composite interest rate interest).

Unless otherwise specified, the borrowing rate referred to in this Agreement shall be calculated by single interest at the annual interest rate. Daily interest rate: annual interest rate / 360.

Comprehensive interest rate refers to the interest of the loan under the Contract at the comprehensive interest rate determined after the adjusted interest rate, that is, the actual execution rate of the loan is the sum of the basic interest rate and the adjusted interest rate, as shown in the Repayment Schedule for details.

1. Basic loan interest rate under this contract

Fixed interest rate, at an annual interest rate of 3.6%, equivalent to 1 year (1 year / 5 year above) LPR + 5 basis points (BP);

2. The adjusted value of the loan interest rate for each period under this contract shall be determined according to the adjusted value of the interest rate corresponding to the specific loan term, amount, loan method and repayment method. Please refer to the Repayment Schedule for details.

The loan under this contract shall be settled on a monthly basis (quarter / month) basis on the 20th day of each month (quarterly end month / month). The Borrower shall pay the interest on each settlement date. If the last repayment date of the loan principal is not on the settlement date, the unpaid interest shall be paid with the principal.

Article 5 Payment method of the loan

The lender shall, according to the withdrawal application and payment entrustment of the borrower, pay the borrowed funds to the transaction object of the borrower conforming to the purposes agreed in this contract and the transaction contract.

Article 6 Repayment method

The loan under this contract is allowed to be repaid in advance, and the borrower can handle the repayment in advance through the lender’s online banking system. The borrower has not repaid the loan in advance The lender shall prepare the current interest or principal payable on the account opened at the lender before the agreed settlement date or repayment date, and shall irrevocably authorize the lender to voluntarily transfer the interest or principal from the account on the agreed settlement date or repayment date.

Article 7 Loan guarantee

The guarantee method of the loan under this contract is pledge, and the guarantee contract is signed separately. The guarantee contract number is including but not limited to (20507000) Zheshang Silver High Quality (2023) No.00310, (33100000) Zheshang Asset Pool (2022) No.21923.

Article 8 Other matters

This contract is an integral part of The Loan Agreement no. 03960 of (20507000) (2023), and matters not covered herein shall be subject to the provisions of the Loan Agreement.

Article 9 The effectiveness of the contract

This contract shall come into force upon electronic signature by both parties. This contract is kept in the Lender’s computer system. The borrower can log on to the Lender’s online banking system for inquiry and printing.

Article 10 The repayment schedule form

order number	Repayment date	Repayment principal (RMB)	Loan base rate of (%)	Interest rate adjustment value	Loan execution rate is (%)
1	2024/07/22	9,600,000.00	3.600000	+40BP|	4.000000

Borrower (electronic signature): Zhejiang Zhongchai Machinery Co., LTD

Lender (electronic signature): Zheshang Bank Company Limited, Shaoxing Xinchang Sub-branch

Signing date: July 24, 2023